UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 29, 2015

F.N.B. CORPORATION

(Exact Name of Registrant as Specified in Charter)

Florida	001-31940	25-1255406
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One North Shore Center, 12 Federal Street, Pittsburgh, Pennsylvania		15212
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (800) 555-5455

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into Material Definitive Agreement

On October 2, 2015, F.N.B. Corporation (the “Corporation”) completed its offering of $100,000,000 aggregate principal amount of its 4.875% Subordinated Notes due 2025 (the “Notes”). The Notes will be treated as Tier 2 capital for regulatory capital purposes.

The Notes will bear interest at a rate of 4.875% per year, payable semiannually in arrears on April 2 and October 2 of each year, beginning on April 2, 2016. The Notes will mature on October 2, 2025 and are redeemable in whole or in part on or after the 90th day prior to the maturity date, or in whole, but not in part, at any time if: (i) a change or prospective change in law occurs that could prevent us from deducting interest payable on the subordinated notes for U.S. federal income tax purposes; (ii) an event occurs that precludes the notes from being recognized as Tier 2 capital for regulatory capital purposes; or (iii) the Corporation becomes required to register as an investment company under the Investment Company Act of 1940, as amended, in each case at 100% of the principal amount of the subordinated notes, plus accrued and unpaid interest thereon to but excluding the date of redemption.

Holders of the Notes may not accelerate the maturity of the Notes, except upon the Corporation’s or First National Bank of Pennsylvania’s, our principal banking subsidiary’s, bankruptcy, insolvency, liquidation, receivership or similar event.

The offering of the Notes was consummated pursuant to the terms of an underwriting agreement, dated as of September 29, 2015 (the “Underwriting Agreement”), by and among the Corporation, as issuer, and RBC Capital Markets, LLC, and Sandler O’Neill & Partner, L.P., as underwriters. The Corporation intends to use the net proceeds from the sale of the Notes for general corporate purposes, which may include investments at the holding company level, providing capital to support the growth of First National Bank and our business, repurchases of our common shares and the payment of the cash consideration components of future acquisitions.

The Notes were issued under an Indenture, dated as of October 2, 2015 (the “Base Indenture”), by and between the Corporation and Wilmington Trust, National Association, as trustee (the “Trustee”), as supplemented by a First Supplemental Indenture, dated as of October 2, 2015, by and between the Corporation and the Trustee (the “Supplemental Indenture”) (the Base Indenture and the Supplemental Indenture are collectively referred to as the “Indenture”). The Notes will be the Corporation’s subordinated unsecured obligations and will be subordinated in right of payment to all existing and future “Senior Indebtedness” (as defined in the Indenture), including general creditors, other than holders of our trade accounts payable incurred in the ordinary course, and effectively subordinated to all of our existing and future secured indebtedness. The Notes are not be obligations of, and are not, and will not be guaranteed by, any of the Corporation’s subsidiaries.

The foregoing description of the Underwriting Agreement, the Notes and the Indenture is qualified in its entirety by reference to the full text of the Underwriting Agreement, the Base Indenture, the Supplemental Indenture and the Form of Note, which are attached hereto as Exhibit 1.1, Exhibit 4.1, Exhibit 4.2 and Exhibit 4.3, respectively, and are incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant

The disclosure required by this item is included in Item 1.01 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit Number	Description

1.1	Underwriting Agreement, dated as of September 29, 2015, by and among the Corporation, as issuer and RBC Capital Markets, LLC, and Sandler O’Neill & Partners, L.P., as underwriters.

4.1	Indenture, dated as of October 2, 2015, by and between the Corporation and Wilmington Trust, National Association, as Trustee.

4.2	Supplemental Indenture, dated as of October 2, 2015, by and between the Corporation and Wilmington Trust, National Association, as Trustee.

4.3	Form of 4.875% Subordinated Note due 2025 (included as part of Exhibit 4.2).

5.1	Opinion of Reed Smith LLP.

5.2	Opinion of Greenberg Traurig, P.A.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

F.N.B. CORPORATION

October 5, 2015	By:	/s/ James G. Orie
James G. Orie Chief Legal Officer

Exhibit Index

Exhibit Number	Description

1.1	Underwriting Agreement, dated as of September 29, 2015, by and among the Corporation, as issuer and RBC Capital Markets, LLC, and Sandler O’Neill & Partners, L.P., as underwriters.

4.1	Indenture, dated as of October 2, 2015, by and between the Corporation and Wilmington Trust, National Association, as Trustee.

4.2	Supplemental Indenture, dated as of October 2, 2015, by and between the Corporation and Wilmington Trust, National Association, as Trustee.

4.3	Form of 4.875% Subordinated Note due 2025 (included as part of Exhibit 4.2).

5.1	Opinion of Reed Smith LLP.

5.2	Opinion of Greenberg Traurig, P.A.